UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2019

PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

California

(State or Other Jurisdiction of Incorporation)

1-10709	95-4300881
(Commission File Number)	(I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California	91201-2349
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.            ☐

Item 2.02. Results of Operations and Financial Conditions

On February 20, 2019, PS Business Parks reported its results of operations and financial condition for the quarter and year ended December 31, 2018. The full text of the press release is furnished as exhibit 99.1 to this Current Report on Form 8- K. Also, our supplemental information for the fourth quarter of 2018 is attached as Exhibit 99.2. The information in Item 2.02, Exhibit 99.1 and Exhibit 99.2 are being “furnished” in accordance with General Instruction B.2 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 20, 2019, PS Business Parks, Inc. (the “Company”) announced that Peter Schultz will assume the role of chair of the Audit Committee of the Board of Directors (the “Board”) and James H. Kropp will assume the role of Presiding Independent Director, effective immediately. Mr. Schultz and Mr. Kropp will each replace Sara Grootwassink Lewis, who will retire from the Board effective as of the Annual Meeting of Shareholders, to be held on April 23, 2019.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Press release dated February 20, 2019.
Exhibit 99.2	Supplemental Information Fourth Quarter 2018.

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	PS Business Parks, Inc. Earnings Press Release dated February 20, 2019.
99.2	Supplemental Information Fourth Quarter 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: February 20, 2019

By:	/s/ Jeffrey D. Hedges
Jeffrey D. Hedges
Chief Financial Officer